Exhibit   99.1



                                    STATEMENT

                  Pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, the undersigned officer of Tri City Bankshares Corporation (the "Company") hereby certifies that to the knowledge of the undersigned:

(1) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of
        Section 13(a) or 15(d), as applicable, of the Securities
        Exchange Act of 1934, and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  May 13, 2003
      --------------------------

                                      /s/Henry Karbiner, Jr.
                                      --------------------------------------
                                      Henry Karbiner, Jr.
                                      President, Chief Executive Officer and
                                      Treasurer (principal executive and
                                      financial officer)












A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This statement "accompanies" the periodic report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.